Exhibit 99.1

Blue Apron Announces Record Date for Proposed $45 Million Fully-Backstopped Rights Offering

NEW YORK, September 28, 2021 -- Blue Apron Holdings, Inc. (NYSE: APRN) announced today that its board of directors has fixed a record date for its previously announced proposed fully backstopped equity rights offering, which represents $45.0 million of its planned $78.0 million capital raise, each as disclosed in the Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on September 15, 2021.

Under the terms of the rights offering, the company will distribute non-transferable subscription rights to each holder of its Class A common stock (as well as the holders of certain warrants issued to the company’s lenders), as outlined below, held as of the close of business on October 8, 2021, the record date for the rights offering. The subscription period for the rights offering is expected to commence October 12, 2021, and to terminate at 5:00 p.m. Eastern Time on October 28, 2021.

All holders of Blue Apron Class A common stock (as well as the holders of certain warrants issued to the company’s lenders) as of the record date will have the opportunity to participate in the $45.0 million proposed rights offering on a pro rata basis. Each eligible securityholder will receive one subscription right per share of Class A common stock owned (or, in the case of holders of the applicable warrants, which would be owned upon exercise of such warrants).

The proposed offering is fully backstopped by RJB Partners LLC under a purchase agreement, which commits RJB Partners LLC to purchase any and all shares of Class A common stock and warrants unsubscribed in the rights offering, subject to certain customary closing conditions, including completion of the proposed rights offering. RJB Partners LLC has also committed to a $30.0 million private placement investment on the same terms as the rights offering.

Each subscription right will entitle the eligible holder to purchase a fraction of one share of Class A common stock and associated warrants to purchase fractions of shares of Class A common stock. The precise number of securities issuable upon the exercise of each subscription right, as well as the subscription price for each right, will be based on the fraction calculated by dividing (a) $45.0 million by (b) the product of (i) the effective purchase price of one share of Class A common stock and associated warrants of $10.00 and (ii) the number of shares of Class A common stock held (or issuable upon exercise of the applicable warrants) as of the record date of October 8, 2021. The company will disclose the final terms of the rights offering promptly following the record date.

Blue Apron intends to use the net proceeds of the full capital raise for working capital and general corporate purposes, including to accelerate its growth strategy to drive revenue and customer growth, and the adoption of certain initiatives to help build upon an ESG program. The company is also permitted by the terms of the purchase agreement to repay up to $5.0 million of outstanding indebtedness with capital raise proceeds.

Other Important Information

A registration statement relating to the proposed rights offering has been filed with the SEC but has not yet become effective. The proposed rights offering will be made pursuant to such registration statement and a prospectus to be filed with the SEC prior to the commencement of the proposed rights offering. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

The information herein, including the expected terms of the proposed rights offering, is not complete and is subject to change. Certain information, such as the number of securities issuable upon exercise of a subscription right and the proposed subscription price per right, has not yet been determined and will be announced in subsequent press releases by the company. The company reserves the right to cancel or terminate the planned rights offering at any time with the consent of RJB Partners LLC. This press release does not constitute an offer to sell or the solicitation of an offer to buy any subscription rights or any other securities to be issued in the proposed rights offering or any related transactions, nor shall there be any offer, solicitation or sale of subscription rights or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Copies of the prospectus and prospectus supplement, when they become available, will be mailed to all eligible stockholders as of the rights offering record date and may also be obtained free of charge at the website maintained by the SEC at www.sec.gov or by contacting the information agent for the rights offering, Georgeson LLC, at 800-903-2897.

About Blue Apron

Blue Apron’s vision is “better living through better food.” Launched in 2012, Blue Apron offers fresh, chef-designed recipes that empower home cooks to embrace their culinary curiosity and challenge their abilities to see what a difference cooking quality food can make in their lives. Through its mission to spark discovery, connection and joy through cooking, Blue Apron continuously focuses on bringing incredible recipes to its customers, while minimizing its carbon footprint, reducing food waste, and promoting diversity and inclusion.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, those regarding the company’s plans to launch a rights offering, the transactions contemplated by the purchase agreement, the anticipated final terms, timing and completion of the proposed rights offering, the use of proceeds from the proposed rights offering and related private placement financings, and the company’s plans, strategies, and prospects for its business. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “hope,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including, but not limited to: risks and uncertainties related to: whether the proposed transactions will be completed in a timely manner, or at all; the risk that all of the closing conditions under the purchase agreement are not satisfied; the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase agreement; the final terms of the proposed rights offering, proposed Backstop Private Placement and proposed Concurrent Private Placement; market and other conditions; the satisfaction of customary closing conditions related to the proposed rights offering; risks related to the diverting of management’s attention from Blue Apron’s ongoing business operations; the impact of general economic, industry or political conditions in the United States or internationally including the ongoing COVID-19 pandemic and other important risk factors set forth under the caption “Risk Factors” in the Form S-3 filed with the SEC, in Blue Apron’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 and in any other subsequent filings made with the SEC by Blue Apron. There can be no assurance that Blue Apron will be able to complete the proposed rights offering, proposed Backstop Private Placement and proposed Concurrent Private Placement on the anticipated terms, or at all. Any forward-looking statements contained in this press release speak only as of the date hereof, and Blue Apron specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact

Muriel Lussier

Blue Apron

muriel.lussier@blueapron.com

Investor Contact

investor.relations@blueapron.com